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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Adeptus Health Inc.:

        We consent to the use of our report dated March 14, 2014, with respect to the balance sheet of Adeptus Health Inc. as of March 14, 2014, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Dallas, Texas
June 11, 2014

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm